Exhibit 99.1

Hycroft Mining Holding Corp.
4300 Water Canyon Road
Unit 1
Winnemucca, NV 89445

NEWS RELEASE

HYCROFT PROVIDES SECOND QUARTER 2022
OPERATING AND FINANCIAL RESULTS

WINNEMUCCA, NV, August 4, 2022 - Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or the “Company”), a gold and silver exploration and development company which owns the Hycroft Mine in the prolific mining region of Northern Nevada, announces that it has filed its 10-Q for the second quarter of 2022.

Diane Garrett, President and CEO commented “It is an exciting and promising time for the Hycroft Mine as we ramp up Hycroft’s largest exploration program in nearly a decade to follow up on several higher-grade intercepts and anomalies previously identified and assess the district potential of this world class size resource. The results of this exploration program will be important to the mine plan for the sulfide operation. Our activities this year and next are integral to taking Hycroft up the value chain”.

Reporting on the quarter, Garrett continued “We are very pleased with our continuous improvement in safety as demonstrated by our 0.28 trailing twelve-month TRIFR. Our operating team continues to execute and exceed our plans, including producing more gold from the leach pads than we had estimated in inventory and identifying areas of existing leach pads where additional gold ounces may be recovered. We are continuing to advance the technical studies and process design for the milling and pressure oxidation process.”

Second Quarter 2022 Highlights
•Safety - Hycroft's safety performance continued to improve with a 0.28 trailing 12-month total reportable incident frequency rate (“TRIFR”) at the end of the second quarter of 2022. This represents an approximate 56% reduction in TRIFR compared with 0.64 at the end of 2021.
•Russell 3000 Index - Hycroft was added to the Russell 3000 Index in June. The Russell 3000 is a broad market index that measures the performance of the top 3,000 U.S. publicly traded companies as ranked by market capitalization.
•Leach Pad Operations - Gold recoveries for the three and six months ended June 30, 2022, were 6,487 and 10,924 ounces, respectively, and silver recoveries were 18,566 and 30,515 ounces, respectively. Processing of ore on leach pads is currently planned to proceed through the end of 2022 with immaterial residual recovery of ounces through the first quarter of 2023.
•Cash Position - The Company ended the second quarter of 2022 with $157.8 million of cash on hand and was in compliance with debt covenants. The Company has approximately 5,800 ounces of gold inventory at the refiner pending settlement.
•Variability Test Program - To date, the Company has received approximately 95% of the test results from its metallurgical program. This test work is designed to determine ultimate grind size, flotation recovery rates, and overall process flow sheet design.
•Exploration - In July 2022, we initiated the 2022 - 2023 exploration program which is the largest exploration program at the Hycroft Mine in nearly a decade. The 2022 - 2023 exploration program will focus on the higher-grade opportunities identified during 2021 and a systematic approach to understand the genesis of the Hycroft Mine deposit, including potential feeder systems. The 2022 - 2023 exploration program will comprise approximately 100,000 feet of RC drilling and approximately 25,000 feet of core drilling. The focus of the 2022 - 2023 exploration program activities are as follows:
◦Drilling to expand and extend the high-grade Vortex Zone as defined in the 2022 Hycroft TRS;
◦Following up higher-grade intercepts from the 2021 drill program;

◦Drilling three zones at depth that were identified in prior geophysical work indicating high potential for feeder zones; and
◦Targeted drilling outside the known resource area to assess district potential. More than 60,000 acres of the Company’s land position remain unexplored.
•Infill Drilling - In addition to the exploration discussed above, the Company will also conduct targeted infill drilling within the existing deposits where there is limited drilling. Based on the geology and surrounding drill results, we are optimistic that the additional limited drilling could convert material currently modeled as waste to an ore classification in the resource model. This would reduce the strip ratio, haulage costs, equipment costs, and increase revenue in the ongoing engineering and design work. Additionally, based upon the results of such additional infill drilling, inferred mineral resources could be upgraded to higher resources classifications inside and adjacent to the current pit limits.

Adjustment to Terms of HYMCZ Warrants

In May 2020, MUDS Acquisition Sub, Inc. (“MUDS”) acquired Hycroft Mining Corporation’s (“HMC”) equity interests in its direct subsidiaries and substantially all of its other assets and assumed substantially all of the liabilities of HMC, including a certain Warrant Agreement dated October 22, 2015. That Warrant Agreement requires adjustment to the associated issued and outstanding warrants (Nasdaq: HYMCZ) when Hycroft Mining Holding Corporation (formerly MUDS) issues equity to “Restricted Persons” as defined in the Warrant Agreement.

On August 3, 2022, the Company issued a notice of adjustments under the Warrant Agreement notifying the holders of the outstanding HYMCZ warrants originally issued by HMC. As a result of the issuance of equity awards under the HYMC 2020 Performance and Incentive Pay Plan in the aggregate amount of 2,570,602 restricted stock units convertible into shares of Common Stock and the prospective issuance of up to 500,000 shares of Common Stock to Restricted Persons, the HYMCZ warrant terms were adjusted as follows:

(1) the exercise price of each HYMCZ Warrant is decreased from $40.31 per share of Common Stock to $39.90 per share of Common Stock; (2) the number of shares of Common Stock issuable upon exercise of each HYMCZ Warrant is increased from 0.28055 to 0.28347; and (3) as adjusted, the aggregate number of shares of Common Stock issuable upon full exercise of the 12,721,901 outstanding HYMCZ Warrants is increased from 3,569,051 to 3,606,256 shares of Common Stock.

About Hycroft Mining Holding Corporation
About Hycroft Mining Holding Corporation
Hycroft is a US-based, gold and silver company developing the Hycroft Mine located in the world-class mining region of Northern Nevada.

FOR FURTHER INFORMATION contact info@hycroftmining.com or visit our website at www.hycroftmining.com.

Diane R. Garrett,
President & CEO
(210) 621-4200

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the Unites States Securities Exchange Act of 1934, as amended, or the Unites States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward-looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. Forward-looking statements include, but are not limited to (i) risks related to changes in our operations at the Hycroft Mine including risks associated with the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to a lack of a completed feasibility study; and risks related to our ability to re-establish commercially feasible mining operations; (ii) industry related risks including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our development activities; uncertainties and risks related to our reliance on contractors and consultants; availability and cost of equipment, supplies, energy, or reagents. These risks may include the following and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances, may have a material adverse effect on the Company’s business, cash flows, financial condition and results of operations. Please see our “Risk Factors” set forth our Annual Report on Form 10-K for the year ended December 31, 2021, and other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this news release. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments. Further we can provide no assurance regarding the results or findings of the drilling program or that mineralization at the Rosebud Mine will be consistent with the Hycroft property.